Exhibit 99.1

SuperMedia and Local.com® Extend and Expand
Distribution Agreement
DALLAS and IRVINE, Calif., Oct. 6, 2010 — SuperMedia(NASDAQ: SPMD), the full service digital ad agency for America’s local small-to medium-sized businesses, and Local.com® Corporation (NASDAQ: LOCM), a leading local search site and network, today announced the expansion of their strategic relationship and extension of their existing distribution agreement.
“It is our mission to be the one stop shop for all of our clients’ advertising needs, no matter where they wish to be seen: online, mobile, or print, Superpages is there to help them grow their business,” said Sandra Crawford Williamson, chief marketing officer, SuperMedia. “Clients are seeing results from our advertising because consumers are finding them whenever and wherever they need to make a local buying decision. Clients also benefit from our award-winning1 SuperGuarantee® program and with agreements with companies like Local.com the word will spread further of our Good Guys.”
SuperMedia clients will now be distributed across Local.com’s OCTANE360 network, which features over 80,000 locally-targeted sites. For example, a SuperMedia client who is a tax attorney in Burbank, CA, will now be prominently featured on the home page of www.burbanktaxattorney.com.
The expanded agreement, which includes a multi-year extension, provides for increased collaboration between the companies on new distribution, traffic, product and revenue initiatives.
“The renewal and expansion of our strategic relationship represents the latest evolution of what we believe is a win-win relationship with SuperMedia that has been built over the past five years,” said Local.com president and COO, Bruce Crair. “We believe this expanded agreement will deliver additional value to SuperMedia advertisers while securing long term revenue streams for Local.com across our expanded network business. We further believe that this represents an early demonstration of the value of the OCTANE product range to our key business partners.”
About SuperMedia LLC
SuperMedia LLC (NASDAQ:SPMD) is the full service digital ad agency for America’s local small- to medium-sized businesses. SuperMedia specializes in results. Click-here results. Ring-the-phone results. Knock-on-the-door results.
SuperMedia’s advertising solutions and services include: the SuperGuarantee® program, the SuperTradeExchange® program, the now easy-to-read Verizon®, FairPoint® and Frontier® Yellow Pages, Superpages.com®, EveryCarListed.com®, SuperpagesSM for your mobile and Superpages™ direct mail products. For more information, visit www.supermedia.com.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 800 partner sites. Local.com owns or manages over 80,000 geo-category domain sites, and tens of thousands of small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.

Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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SuperMedia Media Relations Contact:

Andrew Shane
972-453-6473
andrew.shane@supermedia.com
SuperMedia Investor Relations Contact

Cliff Wilson
972-453-6188
cliff.wilson@supermedia.com
Local.com Investor Relations and Media Relations Contact:

Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
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[1]	2010 Effie award winning program.

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